UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2019

City Office REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36409	98-1141883
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

666 Burrard Street, Suite 3210, Vancouver, British Columbia,		V6C 2X8
(Address of principal executive offices)		(Zip Code)

(604) 806-3366

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Ticker Symbols:	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value 6.625% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share	CIO CIO.PrA	New York Stock Exchange New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01 Other Events.

City Office REIT, Inc. (the “Company”) is filing this Current Report on Form 8-K (this “Current Report”) to disclose certain recent developments with respect to its acquisition, disposition and financing activities.

Recent Acquisition

In September 2019, the Company completed its acquisition of 7601 DTC, a six-story office building comprised of approximately 191,000 square feet located in Denver, Colorado. The purchase price was $48.8 million, exclusive of closing costs, which the Company funded with borrowings under the Company’s unsecured credit facility (the “Unsecured Credit Facility”). The property was 95% leased at close with a weighted average lease term remaining of 7.5 years, when giving effect to committed leases. The tenancy is anchored by an investment grade corporate tenant and a large public company. 7601 DTC is a Class A building built in 1997 with high-end finishes, large flexible floorplates and unobstructed views. The property is located directly adjacent to another property in the Company’s portfolio, which the Company expects will be integrated with 7601 DTC to create a 380,000 square foot campus with shared amenities and leasing flexibility.

Acquisition Pipeline

The Company is currently reviewing over $750 million of potential property acquisitions that meet the Company’s preliminary investment criteria. These well-situated properties are located in strong submarkets of high growth metropolitan markets, including the Company’s current markets and other markets with similar geographic and demographic characteristics. In addition, these properties are generally characterized as possessing high credit tenancy, below market in-place rents, acquisition prices below replacement cost and the potential to enhance value through active management.

However, the Company has not completed its due diligence or entered into letters of intent or binding agreements to acquire these properties. Furthermore, any acquisition would also need to satisfy a number of additional conditions and approvals. As a result, the Company does not deem any of these potential acquisitions probable as of the date of this Current Report and there can be no assurance that the Company will enter into agreements to acquire, or complete the acquisition of, any of the properties currently under consideration.

The Company believes that its proven track record of closing acquisitions and strong ties to the brokerage community help it acquire target properties at attractive valuations. Furthermore, the Company believes that it can create additional value through prudent management strategies such as implementing cosmetic improvements that “reposition” a property at a higher quality level, by completing capital investments that lower operating costs and by actively reviewing the tenant mix to strengthen the rent roll and enhance cash flow. Finally, the Company believes that its lower leverage targets and diversified debt capital relationships, including with banks and insurance companies, favorably position us to move quickly and efficiently in marketed sale transactions.

Dispositions

The Company has entered into an agreement for the sale of its Logan Tower property in Denver, Colorado at a sale price of $12.5 million, exclusive of closing costs. The disposition is anticipated to close in the fourth quarter of 2019.

The Company has entered into an agreement for the sale of a land parcel at its Circle Point property in Denver Colorado at a sale price of $6.5 million, exclusive of closing costs. The disposition is anticipated to close in the first quarter of 2020.

These potential dispositions remain subject to various conditions and there can be no assurance that the Company will sell either of these properties on the terms or timing it expects, if at all.

Issuance of Shares through the Company’s ATM Program

During the third quarter of 2019, the Company issued 8,000,000 shares of common stock through the Company’s “at the market” offering program (or “ATM program”) at an average issuance price of $13.32 per share for total gross proceeds of approximately $106.5 million, or approximately $105.0 million in net proceeds after paying selling commissions to the sales managers. The Company used the net proceeds from the issuance for the repayment of amounts outstanding under the Unsecured Credit Facility, including amounts incurred in connection with the acquisition of 7601 DTC.

Modifications to Property Loans Generating Interest Cost Savings

During the third quarter of 2019, the Company modified loan agreements at four of its properties, which is expected to generate an initial annualized interest cost savings of approximately $0.8 million per year.

In August 2019, the $17.1 million loan secured by the Company’s Carillon Point property in Tampa, Florida was modified to, among other terms, reduce the interest rate on the loan from 3.50% to 3.10%.

In August 2019, the $30.9 million loan secured by the Company’s FRP Collection property in Orlando, Florida was modified to, among other terms, reduce the interest rate on the loan from 3.85% to 3.10%.

In August 2019, the $22.4 million loan secured by the Company’s Greenwood Blvd property in Orlando, Florida was modified to, among other terms, reduce the interest rate on the loan from 4.60% to 3.15%.

In September 2019, the $18.0 million loan secured by the Company’s Central Fairwinds property in Orlando, Florida was modified to, among other terms, reduce the interest rate on the loan from 4.00% to 3.15%.

Amendment to Unsecured Credit Facility and Swap Agreement

In September 2019, the Company executed a third amendment to the Unsecured Credit Facility. The amendment increases the commitment under that facility from $250 million to $300 million by issuing a new tranche of term loan commitments in the principal amount of $50 million. The five-year term loan matures in September 2024 and bears interest at a rate of LIBOR plus a spread of 1.25% to 2.15%, depending on the Company’s consolidated leverage ratio.

In August 2019, the Company entered into an interest rate swap agreement for a notional amount of $50.0 million effective September 2019. The five-year swap agreement terminates in September 2024. Pursuant to this agreement, the Company will pay a fixed rate of approximately 1.27% of the notional amount annually, payable monthly, and receive floating rate 30-day LIBOR payments.

The net effect of these two transactions is to convert $50 million of the Company’s floating rate Unsecured Credit Facility debt to attractively-priced, fixed rate debt for a period of five years.

Third Quarter 2019 Dividend

On September 16, 2019, the Company announced that its board of directors authorized a quarterly dividend of $0.235 per share of common stock for the third quarter of 2019. The dividend will be payable on October 25, 2019 to all stockholders and operating partnership unitholders of record as of the close of business on October 11, 2019.

Forward-looking Statements

This Current Report contains “forward looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements that are not statements of historical facts are, or may be deemed to be, forward looking statements. Forward looking statements reflect the Company’s current expectations concerning future results, objectives, plans and goals, and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause future results, performance or achievements to differ. These risks, uncertainties and other factors include factors described in the Company’s news releases and filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and subsequent Quarterly Reports on Form 10-Q, which have been filed with the Securities and Exchange Commission. Readers of this Current Report are cautioned to consider these risks and uncertainties and not to place undue reliance on any forward-looking statements. The Company does not undertake any obligation to publicly update any forward-looking statement, whether written or oral, relating to matters discussed in this press release, except as may be required by applicable securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY OFFICE REIT, INC.

Date: October 2, 2019	By:	/s/ Anthony Maretic
	Name:	Anthony Maretic
	Title:	Chief Financial Officer, Secretary and Treasurer